Exhibit 10.2
INCREASE JOINDER NO. 1 TO CREDIT AGREEMENT

INCREASE JOINDER NO. 1, dated as of March 25, 2019 (this “Amendment”), to the Credit Agreement, dated as of November 7, 2018 (as amended by Amendment No. 1, dated as of December 7, 2017 and as may be further amended, restated, supplemented or otherwise modified prior to the date hereof), among Intermex Wire Transfer, LLC, a Florida limited liability company (the “Revolver Borrower”), Intermex Holdings, Inc. (the “Term Borrower”), International Money Express, Inc., a Delaware corporation (“Holdings”), International Money Express Sub 2, LLC, a Delaware limited liability company (“Intermediate Holdings”), each Guarantor from time to time party thereto, KeyBank National Association, as Administrative Agent and L/C Issuer and each lender from time to time party thereto (the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, the Term Borrower has requested the issuance of Incremental Term Loans, which upon funding shall be in the form of an increase to the Term A Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment, pursuant to and on the terms set forth in Section 2.14 of the Credit Agreement (the “Increase Joinder No. 1 Incremental Term A Loans”);

WHEREAS, the Term Borrower, the Administrative Agent and each Lender party hereto (a “Increase Joinder No. 1 Incremental Term A Lender”) have agreed to amend certain provisions of the Credit Agreement as provided for herein to effect the incurrence of Increase Joinder No. 1 Incremental Term A Loans to the Credit Agreement pursuant to Section 2.14 thereof; and

WHEREAS, each Increase Joinder No. 1 Incremental Term A Lender will make Increase Joinder No. 1 Incremental Term A Loans to the Borrowers on the Increase Joinder No. 1 Funding Date.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Defined Terms

Section 1.1.                          Defined Terms.  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.

ARTICLE II

Incremental Term Loans

Section 2.1.                          Incremental Term Commitment.

(a)            Subject to the satisfaction (or waiver by the Increase Joinder No. 1 Incremental Term A Lenders) of the conditions set forth in Article V hereof, the Increase Joinder No. 1 Incremental Term A Lenders hereby agree to make Increase Joinder No. 1 Incremental Term A Loans, in the aggregate principal amount set forth opposite its name on Schedule I attached hereto (the “Increase Joinder No. 1 Incremental Term A Commitments”), which shall be added to and constitute a part of the class of Term A Loans existing under the Credit Agreement prior to giving effect to this Amendment (the “Existing Term A Loans”).

(b)            Each of the parties hereto acknowledges and agrees that this Amendment (including, for the avoidance of doubt, the Increase Joinder No. 1 Incremental Term A Commitments) shall become effective on the date hereof, but the amendments to the Credit Agreement set forth in Article IV hereof shall not become operative until the funding of the Increase Joinder No. 1 Incremental Term A Loans and the satisfaction (or waiver by the Increase Joinder No. 1 Incremental Term A Lenders) of the conditions set forth in Article V hereof.

ARTICLE III

Incremental Term Loans

Section 3.1.                          Incremental Term Loans.  The Term Borrower confirms and agrees that it has requested an increase in the aggregate amount of the Existing Term A Loans through the establishment of Incremental Term Loans of the same class as the Existing Term A Loans to be made pursuant to the Increase Joinder No. 1 Incremental Term A Commitments in an aggregate principal amount of $12,000,000 on the Increase Joinder No. 1 Funding Date.

Section 3.2.                          Agreements of Each Increase Joinder No. 1 Incremental Term A Lender.  Each Increase Joinder No. 1 Incremental Term A Lender agrees that (i) effective on and at all times after the Increase Joinder No. 1 Funding Date, such Increase Joinder No. 1 Incremental Term A Lender will be bound by all obligations of a Lender under the Credit Agreement and (ii) on the Increase Joinder No. 1 Funding Date, such Increase Joinder No. 1 Incremental Term A Lender will fund an Increase Joinder No. 1 Incremental Term A Loan in Dollars to the Administrative Agent for the account of the Term Borrower in an amount equal to such Increase Joinder No. 1 Incremental Term A Lender’s Increase Joinder No. 1 Incremental Term A Commitment.  The Increase Joinder No. 1 Incremental Term A Commitments shall terminate on the Increase Joinder No. 1 Funding Date following the funding of the Increase Joinder No. 1 Incremental Term A Loans to be funded on such date.

Section 3.3.                          Fungibility of Incremental Term Loans.  All Increase Joinder No. 1 Incremental Term A Loans will (x) upon funding, be an increase in the amount of each Borrowing of Term A Loans outstanding immediately prior to the Increase Joinder No. 1 Funding Date, constitute Term A Loans for all purposes of the Credit Agreement and, together with the Existing Term A Loans outstanding prior to the Increase Joinder No. 1 Funding Date, be treated as one class of Term A Loans, (y) constitute Term A Loans for all purposes of the Credit Agreement and (z) be fungible with the Existing Term A Loans outstanding immediately prior to the Increase Joinder No. 1 Funding Date for U.S. federal income tax purposes.

ARTICLE IV

Amendments

Subject to the occurrence of the Increase Joinder No. 1 Funding Date:

a)            Section 1.01 of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical order:

“Increase Joinder No. 1” means Increase Joinder No. 1 to this Agreement dated as of March 25, 2019.

“Increase Joinder No. 1 Funding Date” means the date of funding of the Increase Joinder No.1 Incremental Term A Loans under the Increase Joinder No. 1.

“Increase Joinder No. 1 Incremental Term A Commitment” means, with respect to each Increase Joinder No. 1 Incremental Term A Lender party hereto, the amount of each Increase Joinder No. 1 Incremental Term A Lender’s commitment on the Increase Joinder No. 1 Funding Date in respect of Increase Joinder No. 1 Incremental Term A Loans as set forth on Schedule I to Increase Joinder No. 1.  The aggregate amount of the Increase Joinder No. 1 Incremental Term A Commitments is $12,000,000.

“Increase Joinder No. 1 Incremental Term A Lender” means any Lender with an Increase Joinder No. 1 Incremental Term A Commitment or Increase Joinder No. 1 Incremental Term A Loans.

“Increase Joinder No. 1 Incremental Term A Loans” means the Incremental Term Loans funded pursuant to the Increase Joinder No. 1 Incremental Term A Commitments.

b)            Section 2.01 of the Credit Agreement is hereby amended by adding the following paragraph (c) to such Section:

“(c)            Subject to the terms and conditions set forth herein and in Increase Joinder No. 1, each Increase Joinder No. 1 Incremental Term A Lender severally agrees to make a single Increase Joinder No. 1 Incremental Term A Loan to the Term Borrower on the Increase Joinder No. 1 Funding Date in an amount equal to its Increase Joinder No. 1 Incremental Term A Commitment.  The Term A Borrowing shall consist of Increase Joinder No. 1 Incremental Term A Loans made simultaneously by each Increase Joinder No. 1 Incremental Term A Lender in an amount equal to its Increase Joinder No. 1 Incremental Term A Commitment. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed.  All Increase Joinder No. 1 Incremental Term A Loans will initially take the form of a pro rata increase in each Term A Borrowing outstanding immediately prior to the funding of each such Increase Joinder No. 1 Incremental Term A Loan.”

c)            Section 2.06 of the Credit Agreement is hereby amended by amending and restating clause (a) thereof as follows:

“Term A Loans.  The Term Borrower shall repay to the Term A Lenders the aggregate principal amount of all Term A Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Date	Amount
June 30, 2019	$1,276,898.73
September 30, 2019	$1,276,898.73
December 31, 2019	$1,276,898.73
March 31, 2020	$1,915,348.10
June 30, 2020	$1,915,348.10
September 30, 2020	$1,915,348.10
December 31, 2020	$1,915,348.10
March 31, 2021	$1,915,348.10
June 30, 2021	$1,915,348.10
September 30, 2021	$1,915,348.10
December 31, 2021	$1,915,348.10
March 31, 2022	$2,553,797.47
June 30, 2022	$2,553,797.47
September 30, 2022	$2,553,797.47
December 31, 2022	$2,553,797.47
March 31, 2023	$2,553,797.47
June 30, 2023	$2,553,797.47
September 30, 2023	$2,553,797.47

provided, however, that the (i) final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date for the Term A Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date and (ii) if any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then that due date will be the immediately succeeding Business Day.”

d)            Section 6.11 of the Credit Agreement is hereby amended by adding the following at the end thereof:

“The Term Borrower shall use the proceeds of the Increase Joinder No. 1 Incremental Term A Loans made on the Increase Joinder No. 1 Funding Date to (i) repurchase warrants for the acquisition of Equity Interests in Holdings and pay for any fees and expenses related thereto, and (ii) pay for fees and expenses related to the Increase Joinder No. 1 Incremental Term A Loans made on such date.”

ARTICLE V

Conditions to Effectiveness

Section 5.1.                          This Amendment shall become effective when the Administrative Agent (or its counsel) shall have received an executed counterpart (or written evidence reasonably satisfactory to the Administrative Agent (which may include a facsimile or other electronic transmission) that such party has signed a counterpart) of this Amendment from the Administrative Agent, each Increase Joinder No. 1 Incremental Term A Lender, the Term Borrower, Holdings and each Guarantor; provided that the amendments to the Credit Agreement contemplated by Article IV hereof shall only become effective upon the satisfaction (or waiver by the Increase Joinder No. 1 Incremental Term A Lenders) of the conditions set forth in Section 5.2 hereof and the funding of the Increase Joinder No. 1 Incremental Term A Loans.

Section 5.2.                          The Increase Joinder No. 1 Incremental Term A Lenders shall be required to fund their Increase Joinder No. 1 Incremental Term A Commitments when the following conditions shall have been satisfied (or waived by the Increase Joinder No. 1 Incremental Term A Lenders) (the “Increase Joinder No. 1 Funding Date”):

(i)            The representations and warranties contained in Article VI hereof shall be true and correct as of the Increase Joinder No. 1 Funding Date.

(ii)            No Default or Event of Default shall have occurred and be continuing or would result from the Term A Borrowing to be made on the Increase Joinder No. 1 Funding Date.

(iii)            On a pro forma basis, the Term Borrower shall be in pro forma compliance with each of the covenants set forth in Section 7.11 of the Credit Agreement as of the end of the latest fiscal quarter for which financial statements have been or are required to be furnished pursuant to subsection (a) or (b) of Section 6.01 of the Credit Agreement prior to the Increase Joinder No. 1 Funding Date.

(iv)            Certificates attesting to the Solvency of each Loan Party before and after giving effect to the incurrence of the Increase Joinder No. 1 Incremental Term A Loans on the Increase Joinder No. 1 Funding Date, from its chief financial officer, substantially in the form of Exhibit H to the Credit Agreement, shall have been delivered to the Administrative Agent.

(v)            (A) Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party and (B) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in its jurisdiction of organization; provided that in lieu of the attachments referred to in clause (A) above, such certificate may certify that since November 7, 2018, there have been no amendments to the charter or other similar organizational document of such Loan Party and/or the by-laws or operating or similar agreement of such Loan Party and the incumbency certificate of the Responsible Officers of such Loan Party.

(vi)            A certificate signed by a Responsible Officer of the Borrowers certifying that the conditions specified in clauses (i), (ii) and (iii) have been satisfied shall have been delivered to the Administrative Agent.

(vii)            A favorable written opinion of (i) Carlton Fields, P.A., counsel to the Loan Parties, (ii) Carlton Fields, P.A. or Bilzin Sumberg Baena Price & Axelrod LLP, special Florida counsel to the Loan Parties and (iii) Samuels, Green & Steel, LLP, special California counsel to the Loan Parties, in each case (A) dated the Increase Joinder No. 1 Funding Date, (B) addressed to the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent.

(viii)            The Administrative Agent shall have received, in immediately available funds, payment or reimbursement of all costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with this Amendment to the Administrative Agent or the Lenders, in each case, to the extent invoiced at least one Business Day prior to the Increase Joinder No. 1 Funding Date, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

(ix)            (a)            Upon the reasonable written request of any Lender made at least ten days prior to the Increase Joinder No. 1 Funding Date, the Term Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Increase Joinder No. 1 Funding Date.

(b)            At least five days prior to the Joinder No. 1 Funding Date, to the extent requested in writing by an Increase Joinder No. 1 Incremental Term A Lender and if the Term Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Term Borrower shall deliver a Beneficial Ownership Certification to such Increase Joinder No. 1 Incremental Term A Lender.

(xi)            Holdings shall have applied all the proceeds of the Increase Joinder No. 1 Incremental Term A Loans to repurchase warrants for the acquisition of Equity Interests in Holdings and pay related fees and expenses substantially simultaneously with the funding of the Increase Joinder No. 1 Incremental Term A Loans.

Each of the parties hereto acknowledges and agrees that, in the event all of the conditions set forth in this Article V are not satisfied (or waived by the Increase Joinder No. 1 Incremental Term A Lenders) by 5:00 p. m. New York City time on April 30, 2019, the Increase Joinder No. 1 Incremental Term A Commitments shall automatically terminate without any further action by any party hereto and this Amendment shall no longer be effective.

ARTICLE VI

Representation and Warranties

After giving effect to the amendments contained herein, on the Increase Joinder No. 1 Funding Date each Loan Party hereby confirms that:  (a) this Amendment has been duly authorized, executed and delivered by each Loan Party party hereto and constitutes the legal, valid and binding obligations of each such Loan Party enforceable against it in accordance with its terms, except as such enforceability may be limited by debtor relief laws and by general principles of equity; (b) the representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement; and (c) no Default or Event of Default has occurred and is continuing or would result from the Term A Borrowing to be made on the Increase Joinder No. 1 Funding Date.

ARTICLE VII

Miscellaneous

Section 7.1.                          Continuing Effect; No Other Amendments or Waivers.  This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Loan Parties that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein.  Except as otherwise amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms.  This Amendment shall constitute a “Loan Document” and an “Increase Joinder” for all purposes of the Credit Agreement and the other Loan Documents.

Section 7.2.                          Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Article V, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7.3.                          GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.4.                          Reaffirmation.  Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations under the Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents.  The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Increase Joinder No. 1 Funding Date.

Section 7.5.                          Effect of Amendment.  On and after the Increase Joinder No. 1 Funding Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers, as of the date first above written.

INTERMEX HOLDINGS, INC.,
as the Term Borrower

By:	/s/ Tony Lauro II
Name: Tony Lauro II
Title: Chief Financial Officer

INTERMEX WIRE TRANSFER, LLC,
as the Revolver Borrower

By:	/s/ Tony Lauro II
Name: Tony Lauro II
Title: Chief Financial Officer

INTERNATIONAL MONEY EXPRESS, INC.
as Holdings

By:	/s/ Tony Lauro II
Name: Tony Lauro II
Title: Chief Financial Officer

INTERNATIONAL MONEY EXPRESS SUB 2, LLC
as a Guarantor

By:	/s/ Tony Lauro II
Name: Tony Lauro II
Title: Chief Financial Officer

INTERMEX WIRE TRANSFER CORP.
as a Guarantor

By:	/s/ Tony Lauro II
Name: Tony Lauro II
Title: Chief Financial Officer

[Signature Page to Increase Joinder No. 1 to Credit Agreement]

INTERMEX WIRE TRANSFER II, LLC
as a Guarantor

By:	/s/ Tony Lauro II
Name: Tony Lauro II
Title: Chief Financial Officer

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ David A. Wild
Name: David A. Wild
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as an Increase Joinder No. 1 Incremental Term A Lender

By:	/s/ David A. Wild
Name: David A. Wild
Title: Senior Vice President

REGIONS BANK, as an Increase Joinder No. 1 Incremental Term A Lender

By:	/s/ Mark Guile
Name: Mark Guile
Title: Director

BMO Harris Bank N.A., as an Increase Joinder No. 1 Incremental Term A Lender

By:	/s/ Christina Boyle
Name: Christina Boyle
Title: Managing Director

BANCALLIANCE INC., as an Increase Joinder No. 1 Incremental Term A Lender
By: Alliance Partners LLC, its attorney-in-fact

By:	/s/ John Gray
Name: John Gray
Title: Executive Vice President

Schedule I

Increase Joinder No. 1 Incremental Term A Commitments
Increase Joinder No. 1 Incremental Term A Lender	Increase Joinder No. 1 Incremental Term A Commitments
KeyBank National Association	$4,000,000
Regions Bank	$3,000,000
BMO Harris Bank N.A.	$2,500,000
BancAlliance Inc.	$2,500,000
Total	$12,000,000